CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated February 22, 2006, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2) of IntelGenx Technologies Corporation for the fiscal year ended December 31, 2005 and 2004.

/s/Chisholm, Bierwolf & Nilson
Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
September 15, 2006